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Exhibit 10.8

BREITBURN ENERGY COMPANY L.P.

LONG TERM INCENTIVE PLAN

        Pro GP Corp., acting in its capacity as the general partner of BreitBurn Energy Company L.P. (the "Company"), has caused the Company to adopt this BreitBurn Energy Company L.P. Long Term Incentive Plan ("LTIP" or the "Plan") for the purpose of providing financial incentives to employees, directors, officers, and certain consultants of the Company and its Subsidiaries (as defined herein).

        The Plan is intended to comply with an exception from coverage under Section 409A of the Internal Revenue Code of 1986, as amended (the "Code"), and, therefore, is not intended to be subject to the requirements of Code Section 409A.

        The Plan is intended to constitute a "bonus program" (within the meaning of U.S. Department of Labor Regulation Section 2510.3-2(c)), and, therefore, is not intended to be subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

        This Plan document is also the summary plan description of the Plan. References in the Plan to "You" or "Your" are references to an employee of the Company.

1.     Purposes

        The principal purposes of the Plan are as follows:

  (a)
  to attract qualified employees, directors, officers, and consultants which the Company and its Subsidiaries require;

  (b)
  to encourage such individuals to remain in the employ of the Company and its Subsidiaries and put forth maximum efforts for the success of the business of the Company; and

  (c)
  to focus management of the Company and its Subsidiaries on operating and financial performance of the Company.

2.     Definitions

        As used in this Plan, the following words and phrases shall have the meanings indicated:

  (a)
  "Adjustment Ratio" means, with respect to any Award, the ratio used to adjust the Incentive Units upon which the amount to be paid on the applicable Payment Date(s) pertaining to such Award is determined in accordance with the terms of the Plan; and, in respect of each Award, the Adjustment Ratio shall initially be equal to one, and shall be cumulatively adjusted thereafter by increasing the Adjustment Ratio on each Distribution Payment Date by an amount, rounded to the nearest five decimal places, equal to a fraction having as its numerator the Distribution, expressed as an amount per Unit, paid on that Distribution Payment Date, and having as its denominator the weighted average price of the Units on the Exchange for the three consecutive trading days ending on the trading day preceding that Distribution Payment Date;

  (b)
  "Administrator" means either the Board or the Committee acting in its capacity as administrator of the Plan;

  (c)
  "Affiliate" means any Parent or Subsidiary;

  (d)
  "Award" means a Restricted Award or Performance Award made pursuant to the Plan;

  (e)
  "Board" means the board of directors of the General Partner, as it may be constituted from time to time;

  (f)
  "Committee" has the meaning set forth in Section 3 hereof;

  (g)
  "Corporate Performance Measures" for any fiscal year means the performance measures to be taken into consideration in making Awards under the Plan, which may include, without limitation, the following:

  (i)
  Total Unitholder Return over such fiscal year or years; and

  (ii)
  such additional measures as the Committee or the Board, in its sole discretion, shall consider appropriate in the circumstances;

  (h)
  "Current Market Price" means the closing price of the Trust Units on the Exchange for the 20 consecutive trading days ending on the tenth trading day preceding the Payment Date; or the award date

    "Disability" in respect of a Grantee means that such Grantee is receiving benefits under any long term disability plan of the Company or any Affiliate;

  (i)
  "Distribution" means a distribution paid by the Trust in respect of the Units, expressed as an amount per Unit;

  (j)
  "Distribution Payment Date" means any date that a Distribution is distributed to Unitholders;

  (k)
  "Exchange" means the New York Stock Exchange or such other stock exchange on which the Units are then listed and posted for trading from time to time;

  (l)
  "Exchange Rate" means the rate at which any relevant currency is converted into U.S. Dollars, as reported on the relevant date in The Wall Street Journal (or such other reliable source as may be selected from time to time by the Administrator in its discretion);

  (m)
  "General Partner" means Pro GP Corp., a Delaware corporation;

  (n)
  "Grantee" has the meaning set forth in Section 4 hereof;

  (o)
  "Incentive Units" means the number of Units to be used in calculating the amount of any Award, but for greater certainty shall not mean actual units or any other securities of the Trust;

  (p)
  "Long Term Incentive Plan Agreement" has the meaning set forth in Section 5 hereof;

  (q)
  "LTIP" means this BreitBurn Energy Company L.P. Long Term Incentive Plan;

  (r)
  "Parent" means any entity (other than the Company) in an unbroken chain of entities ending with the Company; provided each entity in the unbroken chain (other than the Company) owns, at the time of the determination, securities possessing fifty percent (50%) or more of the total combined voting power of all classes of securities in one of the other entities in such chain;

  (s)
  "Payment Date" means, with respect to any Award, the date upon which amounts payable thereunder shall be paid to the Grantee of such Award in accordance with Section 5;

  (t)
  "Payout Multiplier" means, at any time, the number obtained by subtracting one from the product of (i) 0.04 and (ii) the Percentile Rank in effect at such time; provided, however, that:

  (i)
  in the event that such Percentile Rank is less than the 35, the Payout Multiplier shall be zero; and

    (ii)
    in the event that such Percentile Rank is greater than 75, the Payout Multiplier shall be two.

  (u)
  "Peer Comparison Group" means, generally, organizations with which the Trust competes for employees in the Canadian Petroleum Industry, including upstream and midstream companies and trusts whose attributes can be considered comparable to the Trust and which shall be determined from time to time by the Committee or the Board;

  (v)
  "Percentile Rank" means, at any time when used to determine the Payout Multiplier applicable in adjusting the amount payable pursuant to any Performance Award, the percentile rank, expressed as a whole number, of Total Unitholder Return relative to returns calculated on a similar basis on trust units of the oil and gas midstream trusts included in the Peer Comparison Group, over the period commencing on the date such Performance Award was made under the terms of the Long Term Incentive Plan Agreement and ending on the tenth business day preceding the Payment Date;

  (w)
  "Performance Award" means an amount payable under the Plan designated as a "Performance Award" in the Long Term Incentive Plan Agreement pertaining thereto, which amount shall be paid on the Payment Date determined in accordance with Section 5(c)(ii) hereof;

  (x)
  "Performance Trust Units" ("PTU's") means a Performance Award but for greater certainty shall not mean actual units or any other securities of the Trust;

  (y)
  "Plan" means this BreitBurn Energy Company L.P. Long Term Incentive Plan;

  (z)
  "Restricted Award" means an amount payable under the Plan designated as a "Restricted Award" in the Long Term Incentive Plan Agreement pertaining thereto, which amount shall be paid on the Payment Date(s) determined in accordance with Section 5(c)(i) hereof;

  (aa)
  "Restricted Trust Units" ("RTU's") means a Restricted Award but for greater certainty shall not mean actual units or any other securities of the Trust;

  (bb)
  "Service Provider" has the meaning set forth in Section 4 hereof;

  (cc)
  "Settlement Amount" has the meaning set forth in Section 6(c) hereof;

  (dd)
  "Subsidiary" means any entity (other than the Company) in an unbroken chain of entities beginning with the Company; provided each entity (other than the last entity) in the unbroken chain beneficially holds, at the time of the determination, securities possessing fifty percent (50%) or more of the total combined voting power of all classes of securities in one of the other entities in such chain;

  (ee)
  "Takeover Bid Transaction" means a takeover bid transaction or other transaction which results in the Units of the Trust ceasing to be listed and posted for trading on the Exchange, that is completed pursuant to an offer made generally to the holders of Units in one or more jurisdictions to acquire, directly or indirectly, the outstanding Units and which is in the nature of a "takeover bid" as defined in the Securities Act (Alberta) and, where the Units are listed and posted for trading on a stock exchange, is not exempt from the formal bid requirements of the Securities Act (Alberta), and includes a statutory plan of arrangement which results in the Units of the Trust ceasing to be listed and posted for trading on the Exchange, that is completed pursuant to applicable corporate law;

  (ff)
  "Total Unitholder Return" means, with respect to any period, the total return to Unitholders on the Units calculated using cumulative distributions on a reinvested basis and the change in the trading price of the Units on the Exchange over such period;

  (gg)
  "Trust" means Provident Energy Trust, a trust organized under the laws of Alberta, Canada;

  (hh)
  "Trust Unit" means units of the Trust;

  (ii)
  "Unit" means units of the Trust; and

  (jj)
  "Unitholder" means a holder of Units.

3.     Administration

        The Plan shall be administered by the Board. However, any or all administrative functions otherwise exercisable by the Board may be delegated to a committee of one (1) or more members of the Board appointed by the Board to exercise one or more administrative functions under the Plan. Members of the Committee shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time. The Board may also at any time terminate the functions of the Committee and assume any or all powers and authority previously delegated to the Committee.

        The Administrator shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation:

  (a)
  the authority to make Awards;

  (b)
  to determine the Current Market Price of the Units on any date;

  (c)
  to determine the Service Providers to whom, and the time or times at which Awards shall be granted;

  (d)
  to determine the number of Incentive Units to be applicable in respect of each Award;

  (e)
  to determine the Exchange Rate;

  (f)
  to determine members of the Peer Comparison Group;

  (g)
  to prescribe, amend and rescind rules and regulations relating to the Plan;

  (h)
  to interpret the Plan;

  (i)
  to determine the terms and provisions of Long Term Incentive Plan Agreements (which need not be identical) entered into in connection with Awards; and

  (j)
  to make all other determinations deemed necessary or advisable for the administration of the Plan.

        The determinations of the Committee shall be subject to review and approval by the Board. The Administrator may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Administrator or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Administrator or such person may have under the Plan.

        For greater certainty and without limiting the discretion conferred on the Administrator pursuant to this Section, the Administrator's decision to approve the grant of an Award in any year shall not require the Administrator to approve the grant of an Award to any Service Provider in any other year; nor shall the Administrator's decision with respect to the size or terms and conditions of an Award in any year require it to approve the grant of an Award of the same size or with the same terms and conditions to any Service Provider in any other year. The Administrator shall not be precluded from approving the grant of an Award to any Service Provider solely because such Service Provider may previously have been granted an Award under this Plan or any other similar compensation arrangement of the Company or any Affiliate. No Service Provider has any claim or right to be granted an Award.

4.     Eligibility and Award Determination

        Awards may be granted only to persons who are full-time employees, officers, directors or certain consultants of the Company or any Subsidiary, (collectively, "Service Providers"); provided, however, that the participation of a Service Provider in the Plan is voluntary. In determining the Service Providers to whom Awards may be granted ("Grantees") and the number of Incentive Units to be applicable in respect of each Award, the Administrator shall take into account the following factors:

  (a)
  compensation data for comparable benchmark positions among the Peer Comparison Group;

  (b)
  the duties and seniority of the Grantee;

  (c)
  Corporate Performance Measures of the Trust compared with similar performance measures of members of the Peer Comparison Group for the most recently completed fiscal year;

  (d)
  the individual contributions and potential contributions of the Grantee to the success of the Company;

  (e)
  the trading price of the Units at the time of such Award; and

  (f)
  such other factors as the Administrator may deem relevant in connection with accomplishing the purposes of the Plan.

5.     Terms and Conditions of Awards

        Each Award granted under the Plan shall be subject to the terms and conditions of the Plan and be evidenced by a written agreement between the Company and the Grantee (a "Long Term Incentive Plan Agreement"), which agreement shall be subject to the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Committee or the Board, in its discretion, shall establish):

  (a)
  Amount and Type of Awards

    The Administrator shall determine the number of Incentive Units to be awarded in respect of Restricted Awards or Performance Awards, as applicable. Awards granted to Service Providers who commence employment with the Company or any Subsidiary will be eligible to receive Awards for the year which such Service Provider commenced employment pro rated on the basis of the length of employment during such year.

  (b)
  No Rights to Units

    Nothing under this Plan or any Long Term Incentive Plan Agreement shall be construed as a right to receive any Units or other securities of the Trust and the Grantee shall not under this Plan or under any Long Term Incentive Plan Award Agreement possess any incidents of ownership of Units or other securities of the Trust.

  (c)
  Payment Dates and Adjustment of Awards

  (i)
  Restricted Awards ("RTU's")—Subject to the provisions of this Section 5, with respect to any Restricted Award granted to a Grantee, the amounts payable and the Payment Dates shall be determined as follows:

  (1)
  a cash amount equal to the Current Market Price multiplied by 1/3 of the number of the Incentive Units awarded pursuant to such Restricted Award shall be paid to the Grantee on the first anniversary of the date upon which such Restricted Award is granted to the Grantee; and

  (2)
  a cash amount equal to the Current Market Price multiplied by 1/2 of the remaining Incentive Units awarded pursuant to such Restricted Award, shall be paid to the

        Grantee on the second anniversary of the date upon which such Restricted Award is granted to the Grantee; and

      (3)
      a cash amount equal to the Current Market Price multiplied by the remaining Incentive Units awarded pursuant to such Restricted Award, shall be paid to the Grantee on the third anniversary of the date upon which such Restricted Award is granted to the Grantee provided, however, that;

      a.
      in the event of any Takeover Bid Transaction prior to the Payment Date determined in accordance with the above provisions of this Section 5(c)(i), the Payment Date in respect of such Restricted Awards that have not yet been paid as of such time shall be the earlier of (i) the Payment Date determined in accordance with the above provisions, and (ii) the date which is immediately prior to the date upon which a Take-Over Bid Transaction is completed; and

      b.
      immediately prior to each Payment Date, the number of Incentive Units upon which the amount of the Restricted Award is based shall be adjusted by multiplying such number by the Adjustment Ratio in effect as of the tenth trading day preceding each such Payment Date.

    (ii)
    Performance Awards ("PTU's")—Subject to the provisions of this Section 5, with respect to any Performance Award, the cash amount payable shall be the Current Market Price multiplied by the number of Incentive Units awarded pursuant to the Performance Award, and the Payment Date shall be the third anniversary of the date upon which such Performance Award is granted to the Grantee provided, however, that:

      a.
      in the event of any Takeover Bid Transaction prior to the Payment Date determined in accordance with the above provisions of this Section 5(c)(ii), the Payment Date in respect of such Performance Awards that have not yet been paid as of such time shall be the earlier of (i) the Payment Date determined in accordance with the above provisions, and (ii) the date which is immediately prior to the date upon which a Take-Over Bid Transaction is completed; and

      b.
      immediately prior to the Payment Date, the number of Incentive Units upon which the amount of the Performance Award is based shall be adjusted by multiplying such number by (1) the Adjustment Ratio in effect as of the tenth trading day preceding such Payment Date and (2) the Payout Multiplier applicable to such Performance Award.

      Notwithstanding any other provision of this Plan, but subject to the limits described in Sections 4 and 5(a) hereof and any other applicable requirements of any regulatory authority, the Board hereby reserves the right to make any additional adjustments to the amounts payable pursuant to any Performance Award if, in the sole discretion of the Board, such adjustments are appropriate in the circumstances having regard to the principal purposes of the Plan.

  (d)
  Termination of Relationship as Service Provider

    The following provisions shall apply in the event that a Grantee ceases to be a Service Provider:

    (i)
    Termination for cause—If a Grantee ceases to be a Service Provider as a result of termination for cause, effective as of the date notice is given to the Grantee of such termination, all outstanding Long Term Incentive Plan Agreements under which Awards have been made to such Grantee shall be terminated and all rights to receive amounts thereunder shall be forfeited by the Grantee.

    (ii)
    Termination not for cause—If a Grantee ceases to be a Service Provider as a result of being terminated other than a termination for cause,

    (1)
    effective as of the date notice is given in respect of such termination (the "Notice Date") and notwithstanding any other severance entitlements or entitlement to notice or compensation in lieu thereof, any amounts which would otherwise have become payable the Grantee under Performance Awards had the Grantee remained employed as a Service Provider on the Payment Date as determined in Section 5(c)(ii) shall be adjusted downward and pro-rated based on the length of time the Grantee was employed as a Service Provider during the three year vesting period commencing on the date of the grant of the Performance Award and ending on the third Payment Date subsequent to awarding the grant; and the Payment Date in respect of such pro-rated amount shall be the termination date. Subject to the foregoing, all rights to receive any amounts under Performance Awards shall be forfeited by the Grantee, and the Grantee shall not be entitled to receive any Performance Awards or compensation in lieu thereof after the Notice Date; and

    (2)
    effective as of the termination date, the Grantee shall be entitled to receive the pro-rated amount of any Restricted Award previously granted to the Grantee which would otherwise have become payable to the Grantee during the year in which the Grantee ceased to be a Service Provider, pro-rated based on the length of time the Grantee was employed as a Service Provider during the year in which that portion of the Restricted Award would otherwise have been payable to the Grantee, and the Payment Date in respect of such pro-rated amount shall be the termination date. Subject to the foregoing, all rights to receive amounts under Restricted Awards shall be forfeited by the Grantee.

    (iii)
    Voluntary Resignation—If a Grantee voluntarily ceases to be a Service Provider for any reason other than such Grantee's Disability or death, effective as of the last day of any notice period applicable in respect of such voluntary resignation, all outstanding Long Term Incentive Plan Agreements under which Awards have been made to such Grantee shall be terminated, and all rights to receive amounts thereunder shall be forfeited by the Grantee; provided, however, that notwithstanding the foregoing, the right to receive amounts under an Award shall not be affected by a change of employment or term of office or appointment within or among the Company or a Subsidiary so long as the Grantee continues to be a Service Provider.

    (iv)
    Disability—If a Grantee ceases to be a Service Provider as a result of such Grantee's Disability, all amounts which would otherwise have become payable under Awards previously granted to the Grantee had the Grantee remained employed as a Service Provider shall become payable and the Payment Date shall be ten days from the date of such Grantee's termination date.

    (v)
    Death—If a Grantee ceases to be a Service Provider as a result of such Grantee's death, all amounts which would otherwise have become payable under Awards previously granted to the Grantee had the Grantee remained employed as a Service Provider shall become payable and the Payment Date shall be ten days from the date of such Grantee's death.

  (e)
  Effects of Certain Changes

    In the event:

    (i)
    that any changes occur in the Units through subdivision, consolidation, reclassification, amalgamation, merger or otherwise;

    (ii)
    that any rights are granted to Unitholders to purchase Units at prices substantially below current market price; or

    (iii)
    that, as a result of an recapitalization, merger, consolidation or other transaction, the Units are converted into or exchangeable for any other securities;

    then, in any such case, the Board may make such adjustments to the number of Incentive Units applicable in respect of Awards previously granted and outstanding under the Plan as the Board may, in its sole discretion, consider appropriate in the circumstances to prevent substantial dilution or enlargement of the rights granted to Grantees hereunder.

6.     Withholding Taxes

        When a Grantee or other person becomes entitled to receive payment under any Long Term Incentive Plan Agreement, the Company shall have the right to withhold an amount sufficient to satisfy any withholding tax requirements relating thereto.

7.     Non-Transferability

        Except as otherwise set forth in this Plan, the right to receive amounts pursuant to an Award granted to a Service Provider may only be exercised by such Service Provider personally. Except as otherwise provided in this Plan, no assignment, sale, transfer, pledge or charge of an Award, whether voluntary, involuntary, by operation of law or otherwise, vests any interest or right in such Award whatsoever in any assignee or transferee and, immediately upon any assignment, sale, transfer, pledge or charge or attempt to assign, sell, transfer, pledge or charge, such Award shall terminate and be of no further force and effect.

8.     Nature of Rights

        The obligations of the Company under the Plan shall be unsecured and unfunded obligations, and any rights of a Grantee under the Plan shall be no greater than that of an unsecured general creditor of the Company and no Grantee shall have any right, title or interest in the assets of the Company, the General Partner, the Trust or any Affiliate.

9.     Conversion to U.S. Dollars

        Except as described in this Section 9, all calculations under the Plan shall be prepared based on Canadian dollars. Amounts denominated in any currency other than Canadian dollars shall be converted into Canadian dollars on the basis of the Exchange Rate in effect on the relevant date. Notwithstanding the foregoing, the amount payable to a participant shall be converted into U.S. dollars on the basis of the Exchange Rate in effect on the relevant payment date and all amounts payable under this Plan shall be payable in U.S. dollars.

10.   Internal Revenue Code Section 409A

        Awards granted under the Plan are intended to satisfy the short-term deferral exception to the requirements of Section 409A of the Code, as set forth in the proposed Treasury Regulations thereunder, and shall be interpreted, construed and administered in accordance with such exception. In the event that, following the effective date of the Plan, the Board determines that any Grantee's Award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of the Plan), the Board may adopt such amendments to the Plan or the Grantee's Award or adopt such other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions that the Board reasonably determines are necessary to (a) exempt the Severance from

Section 409A of the Code and/or preserve the intended tax treatment of the Awards, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance.

11.   Amendment and Termination of Plan

        The Company retains the right to amend from time to time or to terminate the terms and conditions of the Plan by resolution of the Board. Any amendments shall be subject to the prior consent of any applicable regulatory bodies. Except as otherwise provided in Section 10, any amendment to the Plan shall take effect only with respect to Awards granted after the effective date of such amendment, provided that it may apply to any outstanding Awards with the mutual consent of the Company and the Service Providers to whom such Awards have been made.

12.   Effective Date

        The Plan shall take effect as of                        , 200    .

13.   Miscellaneous

  (a)
  Effect of Headings—The section and subsection heading contained herein are for convenience only and shall not affect the construction hereof.

  (b)
  No Right to Continued Employment—Nothing in the Plan or in any Long Term Incentive Plan Agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company or any Affiliate, to be entitled to any remuneration or benefits not set forth in the Plan or a Long Term Incentive Plan Agreement or to interfere with or limit in any way the right of the Company or any Affiliate to terminate Grantee's employment.

  (c)
  Ceasing to be an Affiliate—Except as otherwise provided in this Plan, Awards granted under this Plan shall not be affected by any change in the relationship between or ownership of the Company or a Subsidiary and the Trust. For greater certainty, all Awards remain valid and exercisable in accordance with the terms and conditions of this Plan and are not affected by reason only that, at any time, any corporation, partnership or Trust ceases to be a Subsidiary.

  (d)
  Expenses—All expenses in connection with the Plan shall be borne by the Company.

14.   Governing Law

        The Plan shall be governed by and construed in accordance with the laws in force in the state of California, without regard to that state's conflict-of-laws rules.

15.   Adoption

        IN WITNESS WHEREOF, Pro GP Corp., acting in its capacity as General Partner, has caused the Company to adopt this Plan effective immediately, as indicated by the signature of its duly authorized officer this            day of                        , 200    .

BREITBURN ENERGY COMPANY L.P.
By:	PRO GP CORP.
Its:	General Partner
By:

	Name:	Randall J. Findlay
	Title:	President

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BREITBURN ENERGY COMPANY L.P. LONG TERM INCENTIVE PLAN